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                                                                    Exhibit 4(c)
                                                                    ------------

                      CERTIFICATE OF LIMITED PARTNERSHIP
                                      OF
                           HEI PREFERRED FUNDING, LP



          THIS Certificate of Limited Partnership of HEI Preferred Funding, LP (the "Partnership"), dated as of December 23, 1996, is being duly executed and filed by Hawaiian Electric Industries, Inc., a Hawaii corporation, as general partner, to form a limited partnership under the Delaware Revised Uniform Limited Partnership Act (6 Del. C. (S)17-101, et seq.).
                           -------            ------

          1.   Name.  The name of the limited partnership formed hereby is HEI
               ----
Preferred Funding, LP.

          2.   Registered Office.  The address of the registered office of the
               -----------------
Partnership in the State of Delaware is c/o RL&F Service Corp., One Rodney Square, 10th Floor, Tenth and King Streets, Wilmington, New Castle County, Delaware 19801.

          3.   Registered Agent.  The name and address of the registered agent
               ----------------
for service of process of the Partnership in the State of Delaware are RL&F Service Corp., One Rodney Square, 10th Floor, Tenth and King Streets, Wilmington, New Castle County, Delaware 19801.

          4.   General Partner.  The name and the mailing address of the sole
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general partner of the Partnership are:

          Hawaiian Electric Industries, Inc.
          900 Richards Street
          Honolulu, Hawaii  96813

          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership as of the date first-above written.


                             HAWAIIAN ELECTRIC INDUSTRIES, INC.

                             By /s/ Robert F. Mougeot
                                ------------------------------------------
                                Robert F. Mougeot,
                                Financial Vice President
                                and Chief Financial Officer

                             By /s/ Constance H. Lau
                                ------------------------------------------
                                Constance H. Lau,
                                Treasurer